Exhibit -3.4

DEAN HELLER                                FILED # C23262-99
Secretary of State                         OCT 04 2004
204 North Carson Street, Suite 1           IN THE OFFICE OF
Carson City, Nevada 89701-4299             DEAN HELLER
(775) 684 5708                             DEAN HELLER,
Website: secretaryofstate.biz              SECRETARY OF STATE

Certificate of Designation
(PURSUANT TO NRS 78.1955)

Important Read attached instructions     ABOVE SPACE IS FOR OFFICE USE ONLY
before completing form.

                         Certificate of Designation
                        ---------------------------
                       Corporations For Nevada Profit
                       ------------------------------
                         (PURSUANT TO NRS 78.1955)

1. Name of corporation:
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EWORLDMEDIA HOLDINGS, INC.
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2.  By  resolution  of  the  board  of  directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:
---------------------------------------------------------------------------
SERIES A PREFERRED STOCK TO CONSIST OF 20,000,000 SHARES:

1. Dividends. Except as provided herein, the holders of outstanding shares of the Series A Preferred Stock shall be entitled to receive cash, stock or other property, as dividends, when, as, and if declared by the Board of Directors of the Company. If shares of the Series A Preferred Stock or the Common Stock of the Company, ("The Common Stock")are to be issued as a dividend, any such shares shall be issued at Market Value. "Market Value" for the Common Stock for these purposes mean the average of the bid and ask prices for the Common Stock for the five business days preceding the declaration of a dividend by the Board of Directors. "Market Value" with respect to any shares of the Series A Preferred Stock shall be as determined by the Board of Directors, whose decision shall be final and binding on all parties.

2. Redemption Rights. Subject to the applicable provision of Nevada Law, the Company, at the option of its directors, and with the consent of a majority of the stock holders of the Series A Preferred Stock, may at any time or from time to time redeem the whole or any part of the outstanding Series A Preferred Stock. (CONTINUATION ATTACHED)
                                        ------------------------
3. Effective date of filing (optional):
                                       ------------------------------------
                                        (must not be later than 90 days
                                        after than certificate is filed)
4. Officer Signature: /s/ illegible
                      -----------------------------------------------------
FILING FEE: $175.00

IMPORTANT: FAILURE TO INCLUDE any of the above Information and submit the PROPER fees may CAUSE THIS FILING TO BE REJECTED.

SUBMIT IN DUPLICATE

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                                CONTINUATION

                                  FOR THE

                         CERTIFICATE OF DESIGNATION

                   ESTABLISHING SERIES A PREFERRED STOCK

                       OF EWORLDMEDIA HOLDINGS, INC.

Any such redemption shall be pro rata with respect to all of the holders of the Series A, Preferred Stock. Upon redemption, the Company shall pay for each share redeemed the amount of $0.001 per share, payable in cash, the redemption amount being referred to as the "Redemption Price." Such redemption shall be on an all-or-nothing basis.

     At least 30 days previous notice by mail, postage prepaid, shall be given to the; holders of record of the Series A Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at the address of such holder appearing on the books of the Company or given by such holder to the Company for the purpose of notice, or if no such address appears or is given, at the place where the principal office of the Company is located. Such notice shall state the date fixed for redemption and the redemption price, and shall call upon the holder to surrender to the Company on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the date fixed for redemption and stated in such notice, each holder of Series A Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than ail the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, notwithstanding that the certificates evidencing any Series A Preferred Stock called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall forthwith after such date cease and determine, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor.

     If, on or prior to any date fixed for redemption of Series A Preferred Stock, the Company deposits, with any bank or trust company as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, or deliver, on or after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be redeemed and any dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares shall no longer be outstanding and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon the surrender of their certificates therefor. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Company. If the holders of Series A Preferred Stock so called for redemption shall not, at the end of six years from the date fixed for redemption thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Company such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Company for payment of the redemption price.

3   Liquidation Rights.  Upon the dissolution, liquidation or winding up of
    -------------------
the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.001 per share (the "Liquidation Rate") before any payment or distribution shall be made on the Common Stock, or any other class of capital stock of the Company ranking junior to the Series A Preferred Stock.

          (a) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall be deemed a dissolution, liquidation or winding up of the Company for purposes of this Paragraph 3, but the merger, consolidation, or other combination of the Company into or with any other corporation, or the merger, consolidation, or other combination of any other corporation into or with the Company, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this Paragraph 3. As use herein, the "merger", consolidation, or other combination" shall include, without limitation, a forward or reverse triangular merger, or stock exchange of the Company and any of its subsidiaries with any other corporation.

          (b) After the payment to the holders of shares of the Series A Preferred Stock of the full preferential amounts fixed by this Paragraph 3 for shares of the Series A Preferred Stock, the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

          (c) In the event the assets of the Company available for distribution to the holders of the Series A Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph 3, no distribution shall be made on account of any shares of a class or series of capital stock of the Company ranking on a parity with the shares of the Series A Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series A Preferred Stock, ratably in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

4     Conversion  of Series A Preferred Stock.   At any time, the holder of
      -----------------------------------------
shares of the Series A Preferred Stock shall have the right, at such holder's option, to convert any number of shares of the Series A Preferred Stock into shares of me Common Stock. Such right to convert shall commence as of the date the shares of such Series A Preferred Stock are issued to such holder (the "Issue Date") and shall continue thereafter for a period of 10 years, such period ending on the 10th anniversary of the Issue Date. In the event that the holder of the Series A Preferred Stock elects to convert such shares into Common Stock, the holder shall have 60 days from the date of such notice in which to tender his shares of Series A Preferred
Stock to the Company. Any such conversion shall be upon the other following terms and conditions:

     (a)    Conversion  Right. Subject  to  adjustment  as provided herein,
            ------------------
each share of the Series A Preferred Stock shall be convertible into one fully paid and nonassessable share of the Common Stock (the "Conversion Rate").

     (b)    Adjustment  of  Conversion  Rate for Dilution and Other Events.
            ---------------------------------------------------------------
In order to prevent dilution of the rights granted to the holders of shares of the Series A Preferred Stock, the Conversion Rate will be subject to adjustment from time to time as follows:

         (i)    No Adjustment  of  Conversion  Rate  upon  Subdivision  or
                ----------------------------------------------------------
Combination of the Common Stock.
-------------------------------
If the Company at any time subdivides the Common Stock (by any stock split, stock dividend, recapitalization or otherwise) into a greater number of shares, or combines the Common Stock (by combination, reverse split or otherwise) into a smaller number of shares, the Conversion Rate in effect immediately prior to such subdivision or combination will not be proportionately adjusted. Following any such subdivision or combination of the Company's common stock, the holder of the Series A Preferred stock, upon conversion of his shares of the Series A Preferred Stock into the Common Stock, will receive the number of shares of the Common Stock such holder would have received prior to any such subdivision or combination of the Company's common stock becoming effective.

           (ii)    Reorganization, Reclassification, Consolidation, Merger,
                   --------------------------------------------------------
or   Sale.
----------
Any recapitalization, reorganization, reclassification, consolidation, merger, or other similar transaction which is effected in such a way that holders of the Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for the Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series A Preferred Stock, to ensure that each of the holders of shares of the Series A Preferred Stock will thereafter have the right to acquire and receive in lieu of or in addition to, as the case may be, the shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such

Continuation for the Certificate of Designation for Series A Preferred Stock holder's shares of the Series A Preferred Stock had such Organic Change not taken place. In any such case, the Company will make appropriate provision, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series A Preferred Stock, with respect to such holders' rights and interests to ensure that the provisions of this paragraph and paragraph 4(c) below will thereafter be applicable to the Series A Preferred Stock The Company will not effect any such consolidation or merger, unless prior to the consummation thereof the successor entity resulting from such consolidation or merger, if other than the Company, assumes, by written instrument, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series A Preferred Stock, the obligation to deliver to each holder of shares of the Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, that such ho1der may be entitled to acquire.


               (iii)    Notices. Immediately upon any adjustment of the
                        --------
Conversion Rate, the Company will give written notice of such adjustment to each holder of shares of the Series A Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment. The Company will give written notice to each holder of shares of the Series A Preferred Stock at least 20 days prior to the date on which the Company closes its books or takes a record with respect to any dividend or distribution upon the Common Stock, or with respect to any pro rata subscription offer to holders of the Common Stock. The Company will also give written notice to each holder of shares of the Series A Preferred Stock at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place.

          (c)    Purchase Rights. If at any time the Company grants, issues
                 ---------------
or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the "Purchase Rights"), then each holder of shares of the Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of the Common Stock acquirable upon complete conversion of the holder's shares of the Series A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (d)    Mechanics of Conversion. To convert shares of the Series A
                 -----------------------
Preferred Stock into full shares of the Common Stock on any date (the "Conversion Date"), the holder thereof shall (i) deliver or transmit by facsimile to the Company, for receipt on or prior to 11:59 p.m., Eastern Time, on the Conversion Date, a copy of a fully executed notice of conversion in the form attached hereto as Attachment A (the
"Conversion  Notice"), and (ii)                        -------------
surrender to a common carrier for delivery to the Company as soon as practicable following such date, the certificates (each a "Preferred Stock Certificate") representing the shares of the Series A Preferred Stock being converted, or an indemnification undertaking with respect to such shares in the case of tine loss, theft or destruction thereof, and the originally executed Conversion Notice. Upon receipt by the
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
Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Within five business days of the Company's receipt of the originally executed Conversion Notice and the holder's Preferred Stock Certificate(s), the Company shall issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of the Common Stock to which the holder is entitled.

           (e)    Record Holder. The person or persons entitled to receive
                  --------------
shares of the Common Stock issuable upon conversion of shares of the Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of the Common Stock on the Conversion Date.

           (f)    Fractional Shares. The Company shall not be required to
                  ------------------
issue any fraction of a share of the Common Stock upon any conversion. All shares of the Common Stock, including fractions thereof, issuable upon conversion of more than one share of the Series A Preferred Stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of the Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of it share of the Common Stock, the Company shall round such fraction of a share of the Common Stock up or down to the nearest whole share.

Continuation for the Certificate of Designation for Series A Preferred
Stock

         (g)    Reissuance of  Certificates. In the event of a conversion
                ----------------------------
of less than all of the shares of the Series A Preferred Stock represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Series A Preferred Stock a new Series A Preferred Stock Certificate representing the remaining shares of the Series A Preferred Stock which were not corrected.

5     Reservation  of  Shares.  The  Company  shall,  so long as any of the
      ------------------------
shares bf the Series A Preferred Stock arc outstanding, reserve and keep available out of its authorized and unissued shares of the Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, the number of shares of the Common Stock as shall from time to time be sufficient to affect the conversion of all of the outstanding shares of the Series A Preferred Stock.

6     Preferred  Status. The rights of the shares of the Common Stock shall
           ------------------
be subject to the preferences and relative rights of the shares of the Series A Preferred Stock. Without the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the Series A Preferred Stock, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the shares of the Series A Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company described in Paragraph 3 above.

7     Restriction  on  Dividends.   If any shares of the Series A Preferred
      ---------------------------
Stock are outstanding, the Company shall not, without the prior written consent of the holders of not less than two-thirds (2/3) of the then outstanding shares of the Series A Preferred Stock, directly or indirectly declare, pay tor make any dividends or other distributions upon any of the Common Stock. Notwithstanding the foregoing this paragraph shall not prohibit the Company from declaring and paying a dividend in cash with respect to the shares of the Common Stock so long as the Company simultaneously pays each holder of shares of the Series A Preferred Stock an amount in cash equal to the amount such holder would have received had all of such holder's shares of the Series A Preferred Stock been converted to shares of the Common Stock on the business day prior to the record date for any such dividend.

8     Vote to Change the Terms of the Series A Preferred Stock. Without the
      ---------------------------------------------------------
prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the Series A Preferred Stock, the Company shall not amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Stock.

9     Lost  or  Stolen  Certificates.   Upon  receipt  by  the  Company  of
      -------------------------------
evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of the Series A Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking or bond, in the Company's discretion, by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Series A Preferred Stock Certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Series A Preferred Stock Certificates if the holder thereof contemporaneously requests the Company to convert such snares of the Series A Preferred Stock into the Common Stock.

10     Voting.   On  all  matters submitted to a vote of the holders of the
       -------
Common Stock, including, without limitation, the election of directors, a holder of shares of the Series A Preferred Stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A Preferred Stock held by such holder multiplied by 35. If no such record date is established, the date to be used! for the determination of the stockholders entitled to vote on such matters shall be the date on which notice of the meeting of stockholders at which the vote is to be taken is marked, or the date any written consent of stockholders is solicited if the vote is not to be taken at a meeting. The holders of Series A Preferred Stock shall not vote as a separate class, but shall vote with the holders of the Common Stock. Except as otherwise may be provided by law, the holders of the Series A Preferred Stock shall be entitled to one vote on all matters submitted to the vote of the holders of the Preferred Stock.



Continuation for the Certificate of Designation for Series A Preferred
Stock

                                ATTACHMENT A
                         EWORLDMEDIA HOLDINGS, INC.
                             CONVERSION NOTICE

     In accordance with and pursuant to the provisions of the Certificate of Designation Establishing Series A Preferred Stock of EWORLDMEDIA HOLDINGS, Inc., the undersigned hereby elects to convert the number of shares of Series A Preferred Stock, par value $0.001 per share, of EWORLDMEDIA HOLDINGS, Inc. (the "Company") indicated below into shares of the Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of the Series A Preferred Stock hereinafter described as of the date specified below.

     The undersigned acknowledges that the securities issuable to the undersigned upon conversion of shares of the Series A Preferred Stock may not be sold, pledged, hypothecated or otherwise transferred unless such securities are registered under the Securities Act, and any other applicable securities law, or the Company has received an opinion of counsel satisfactory to it that registration is not required. A legend in substantially the following form will be placed on any certificates or other documents evidencing the securities to be issued upon any conversion of the shares of the Series A Preferred Stock;

          THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Date of Conversion:______________________________

Number of shares of the Series A Preferred Stock to be converted:
_____________________________________________________

Stock certificate no(s). of the shares of the Series A Preferred Stock to be converted:
_____________________________________________________

Conversion Rate:______________________________

Number of shares of the Common Stock to be issued:
_____________________________________________________

Name in which shares of the Common Stock are to be issued:
_____________________________________________________

_____________________________________________________
Signature



Continuation for the Certificate of Designation for Series A Preferred
Stock

_____________________________________________________
Printed Name and Address

_____________________________________________________



Continuation for the Certificate of Designation for Series A Preferred
Stock

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

Continuation for the Certificate of Designation for Series A Preferred
Stock